AMENDMENT #1 T0 SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Amendment dated June 27, 2012 (the “Amendment”), amends a Settlement Agreement and Mutual Release entered into as of December 22, 2009 (the “Settlement Agreement”) between JAKKS Pacific, Inc. (“JAKKS”), THQ Inc. (“THQ”) (collectively, the “Remaining Parties”), and THQ/JAKKS Pacific, LLC (the “LLC”).
W I T N E S S E T H:
WHEREAS, pursuant to the terms of a separate agreement among the LLC and the Remaining Parties dated December 22, 2009, the Remaining Parties have dissolved the LLC and it no longer is in existence; and

WHEREAS, the Remaining Parties wish to amend the Settlement Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Remaining Parties agree as follows:

1.Sections 1(iii) and 1(iv) of the Settlement Agreement are hereby deleted and replaced with the following:

(iii)	$2 million on or before June 29, 2012 by wire transfer to JAKKS' account as follows: _____________________________________;

(iv)	$1 million on or before August 30, 2012 with interest on the $1 million at an annual rate of 5% calculated from June 30, 2012 to date of payment;

(v)	$1 million on or before October 30, 2012 with interest on the $1 million at an annual rate of 5% calculated from June 30, 2012 to date of payment; and

(vi)
$4 million as follows: 10 successive monthly payments of $400,000 to be made without interest except as provided below, commencing February 28, 2013 and thereafter on the last business day of each month thereafter until the $4 million has been paid.

2.Prepayments of the amounts set forth above may be made at any time without penalty. Section 9 of the Settelement Agreement is amended to provide that notices to JAKKS shall be sent to the attention of Joel Bennett, Chief Financial Officer, with a copy to Murray L. Skala, Feder Kaszovitz LLP, 845 Third Avenue, NY, NY 10022.

3.Except as explicitly amended hereby, all of the terms of the Settlement Agreement shall remain in full force and effect.

4.This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Remaining Parties have executed this Agreement dated June 27, 2012.

THQ INC.		JAKKS PACIFIC, INC.

By:	/s/ Paul J. Pucino	By:	/s/ Joel M. Bennett
Name:	Paul J. Pucino	Name:	Joel M. Bennett
Title:	CFO	Title:	EVP/CFO